Exhibit 99.1

IonQ Appoints Dr. Eric Ball and Timothy Baxter to Board of Directors

Board Additions Support Next Phases of IonQ Growth

COLLEGE PARK, Md. — Aug. 25, 2026 — IonQ (NYSE: IONQ), the world’s leading full-stack quantum platform and foundry, today announced the appointment of two new board members: technology finance expert Dr. Eric Ball, and former SkyWater Technology Chairman and Samsung North America CEO Timothy Baxter. Each brings accretive experience to support IonQ’s next phases of expansion.

“We’re making the leap to rapid scalability in quantum computing manufacturing, in parallel with integrating all components of our unique quantum platform,” said IonQ Chairman and CEO Niccolo de Masi. “Our responsibilities as the leading quantum merchant supplier are significant, as are the advances we expect to make in quantum computing due to our pioneering vertical integration. Eric and Tim bring complementary insights and firsthand expertise to our Board and leadership team.”

Dr. Ball has nearly 40 years in senior financial roles at public companies, among them AT&T, Cisco, and Flextronics, including 10 years as Senior Vice President and Treasurer at Oracle. There, he arranged $52 billion of financing and served on the M&A teams for over 100 acquisitions. The author of two books, with a PhD in Management Economics, Dr. Ball has also taught economics at three universities and is a member of multiple corporate and non-profit boards.

Timothy Baxter was Chairman of the SkyWater Technology Board of Directors until the company’s recently completed acquisition by IonQ. With over 40 years of experience leading major technology companies, including senior management roles at AT&T, Sony, and Samsung, where he rose to CEO of Samsung, North America. He helped launch numerous next generation technologies including 5G, HDTV and Blu-ray and currently serves on several private and publicly traded boards.

About IonQ
IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform and foundry - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the IonQ Tempo, is the latest in a line of cutting-edge systems. Earlier systems have helped customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve a 20x performance increase over previous quantum solutions and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations across North America, Latin America, EMEA, and APAC. Our quantum computing services have been available through all major cloud providers since 2021, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our growth and expansion and the advances we expect to make in quantum computing. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident,” “position,” “become,” “on track,” “ensure,” “ongoing” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the Securities and Exchange Commission. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IonQ Media contacts:

Cheryl Krauss
cheryl.krauss@ionq.co

IonQ Investor Contact:

investors@ionq.co